UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2019

Everbridge, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37874	26-2919312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Corporate Drive, Suite 400, Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 230-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value,	EVBG	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and Notes

On December 13, 2019, Everbridge, Inc. (“Everbridge”) issued an aggregate of $375 million principal amount of its 0.125% Convertible Senior Notes due 2024 (the “Notes”), pursuant to an Indenture dated December 13, 2019 (the “Indenture”), between Everbridge and U.S. Bank National Association, as trustee (the “Trustee”), in a private offering to qualified institutional buyers (the “Note Offering”) pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Note Offering, Everbridge has also granted the initial purchasers a 13-day option to purchase up to an additional $75.0 million aggregate principal amount of the Notes.

The Notes are senior, unsecured obligations of Everbridge and will accrue interest payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2020, at a rate of 0.125% per year. The Notes will mature on December 15, 2024, unless earlier converted, redeemed or repurchased. The Notes are convertible into cash, shares of Everbridge’s common stock or a combination of cash and shares of Everbridge’s common stock, at Everbridge’s election.

The net proceeds Everbridge received from the Note Offering are equal to approximately $363.7 million, after deducting the initial purchasers’ discount and estimated offering expenses payable by Everbridge. Everbridge used a portion of the net proceeds from the Note Offering to pay the cost of the capped call transactions described below, and approximately $57.8 million to repurchase for cash approximately $23.0 million in aggregate principal amount of Everbridge’s existing 1.50% Convertible Senior Notes due 2022 (the “2022 notes”) through individually privately negotiated transactions (such transactions, the “repurchases”) entered into concurrently with the offering of the Notes. Upon completion of the repurchases, approximately $92.0 million aggregate principal amount of 2022 notes remain outstanding. The repurchases could have increased (or reduced the size of any decrease in) the market price of Everbridge’s common stock or the Notes. This activity, together with the termination of a corresponding portion of the capped call transactions described below that Everbridge entered into in connection with the issuance of the 2022 notes, could have affected the market price of Everbridge’s common stock concurrently with the pricing of the Notes, and could result in a higher effective conversion price for the Notes. In connection with entering into the repurchases, Everbridge terminated a corresponding portion of the capped call transactions Everbridge entered into in connection with the issuance of the 2022 notes with counterparties to such capped call transactions, pursuant to which Everbridge received net proceeds from the existing counterparties equal to approximately $5.8 million, which it intends to use for general corporate purposes.

In addition, assuming the 2022 notes are redeemable pursuant to their terms on or after November 6, 2020, Everbridge intends to use a portion of the net proceeds from the Note Offering, cash on hand, shares of its common stock, or a combination thereof to finance the redemption or the settlements upon conversion of all of the 2022 notes in November 2020. Prior to such time, Everbridge may use a portion of the net proceeds from the Note Offering, cash on hand, shares of its common stock, or a combination thereof to finance repurchases of a portion of or settlements upon conversions of the 2022 notes. Everbridge intends to use the remainder of any net proceeds from the Note Offering for working capital and other general corporate purposes, including investments in sales and marketing in the United States and internationally and in research and development. Everbridge may also use a portion of the remainder of any proceeds for acquisitions or strategic investments in complementary businesses or technologies or for geographic expansion, although it does not currently have any plans for any material acquisitions, investments or expansion.

Holders may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding June 15, 2024 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2020 (and only during such calendar quarter), if the last reported sale price of Everbridge’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of Everbridge’s common stock and the conversion rate on each such trading day; (3) if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after June 15, 2024 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances.

The conversion rate will initially be 8.8999 shares of Everbridge’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $112.36 per share of Everbridge’s common stock). The conversion rate is subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or if Everbridge delivers a notice of redemption, Everbridge will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event or convert its notes called for redemption in connection with such notice of redemption, as the case may be.

Everbridge may not redeem the Notes prior to December 20, 2022. Everbridge may redeem for cash all or any portion of the Notes, at its option, on or after December 20, 2022 if the last reported sale price of Everbridge’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which Everbridge provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which Everbridge provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

If Everbridge undergoes a fundamental change (as defined in the Indenture), holders may require Everbridge to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture includes customary terms and covenants, including certain events of default. The following events are considered “events of default” with respect to the Notes, which may result in the acceleration of the maturity of the Notes: (1) Everbridge defaults in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days; (2) Everbridge defaults in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise; (3) failure by Everbridge to comply with Everbridge’s obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for five (5) business days; (4) failure by Everbridge to give a fundamental change notice, notice of a make-whole fundamental change (as defined in the Indenture) or notice of a specified corporate transaction, in each case when due and, except with respect to certain specified corporate transactions specified in the Indenture, such failure continues for five (5) business days; (5) failure by Everbridge to comply with its obligations under the Indenture with respect to consolidation, merger and sale of Everbridge’s assets; (6) failure by Everbridge for 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of Everbridge’ other agreements contained in the Notes or Indenture; (7) Everbridge or any of its significant subsidiaries (as defined in the Indenture) defaults with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $35.0 million (or its foreign currency equivalent) in the aggregate of Everbridge and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and, in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to Everbridge by the Trustee or to Everbridge and the trustee by holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with the Indenture; or (8) certain events of bankruptcy, insolvency, or reorganization of Everbridge or any of its significant subsidiaries. Generally, if an event of default occurs and is continuing under the Indenture, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount plus any accrued and unpaid interest on the Notes to be immediately due and payable.

The Notes are Everbridge’s general unsecured obligations and rank senior in right of payment to all of Everbridge’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment with all of Everbridge’s liabilities that are not so subordinated, including the 2022 notes; effectively junior to any of Everbridge’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of Everbridge’s subsidiaries.

A copy of the Indenture and form of Note are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Indenture and Notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Capped Call Transactions

On December 10, 2019, concurrently with the pricing of the Notes, Everbridge entered into privately negotiated capped call transactions with certain of the initial purchasers or their affiliates (the “Option Counterparties”). Everbridge used approximately $37.4 million of the net proceeds from the Note Offering of the Notes to pay the cost of the capped call transactions. The capped call transactions are expected generally to reduce potential dilution to Everbridge’s common stock upon any conversion of Notes and/or offset any cash payments Everbridge is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap initially equal to $166.46

(which represents a premium of 100% over the last reported sale price of Everbridge’s common stock on December 10, 2019). The capped call transactions are separate transactions, entered into by Everbridge with the Option Counterparties, and are not part of the terms of the Notes.

A copy of the form of confirmation for the capped call transactions is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the terms of the capped call transaction does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above, which is incorporated by reference herein.

Item 3.02	Unregistered Sale of Equity Securities

See Item 8.01 below regarding the Purchase Agreement, which is incorporated by reference herein. The Notes were sold to the Initial Purchasers pursuant to the Purchase Agreement in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act and the Notes were resold to qualified institutional buyers as defined in, and in reliance on, Rule 144A of the Securities Act.

The offer and sale of the Notes and the common stock issuable upon conversion of the Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 8.01.	Other Events.

Press Releases

On December 9, 2019, Everbridge issued a press release announcing the launch of the Note Offering. On December 11, 2019, Everbridge issued a press release announcing the pricing of the Note Offering. Copies of the press releases are filed herewith as Exhibits 99.2 and 99.3.

Purchase Agreement

On December 10, 2019, Everbridge entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and Nomura Securities International, Inc., as representatives of the several initial purchasers, relating to the sale by Everbridge of an aggregate of $375 million principal amount of the Notes in the Note Offering. In addition, Everbridge granted the initial purchasers a 13-day option to purchase up to an additional $75.0 million aggregate principal amount of the Notes pursuant to the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, the parties have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements concerning the use of proceeds from the Note Offering. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “will,” or similar expressions and the negatives of those words. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that Everbridge expects. These risks and uncertainties include market risks, trends and conditions. These and other risks are more fully described in Everbridge’s filings with the Securities and Exchange Commission, including in the section titled “Risk Factors” in Everbridge’s Annual Report on Form 10-K for the year ended December 31, 2018. In light of these risks, you should not place undue reliance on such forward-looking statements. Forward-looking statements represent Everbridge’s beliefs and assumptions only as of the date of this Current Report on Form 8-K. Everbridge disclaims any obligation to update forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of December 13, 2019, by and between Everbridge, Inc. and U.S. Bank National Association, as Trustee.

4.2	Form of Global Note, representing Everbridge, Inc.’s 0.125% Convertible Senior Notes due 2024 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

99.1	Form of Confirmation for Capped Call Transactions.

99.2	Press Release issued by Everbridge, Inc. on December 9, 2019.

99.3	Press Release issued by Everbridge, Inc. on December 11, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everbridge, Inc.

Dated: December 13, 2019	By:	/s/ Elliot J. Mark
Elliot J. Mark Senior Vice President, General Counsel and Secretary